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                                                                    EXHIBIT 4.21

                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                   AND CONSENT

                  This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this "Amendment") is dated as of May 22, 2002, and entered into by and among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation ("Holding"), EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the "Lenders"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as agent (in such capacity, the "Agent").

                                    Recitals

                  Whereas, the Borrower, Holding, the Lenders, the Agent and Deutsche Bank Securities, Inc., as Lead Arranger and Sole Book Runner, have entered into that certain Second Amended and Restated Credit Agreement dated as of April 12, 2002 (the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

                  Whereas, under the Credit Agreement, the Expiration Date is automatically extended if the maturity date of the Exchange Notes or the Special Term Loan Agreement is extended; and

                  Whereas, in lieu of extending the Exchange Notes and/or the Special Term Loan Agreement, the Borrower desires to refinance the Indebtedness outstanding under the Special Term Loan Agreement and the Exchange Notes, by issuing senior secured notes (the "Senior Secured Notes") under an indenture (the " Senior Secured Note Indenture") to be secured by the same assets of the Borrower that currently secure the Special Term Loan Agreement and has requested that the Lenders consent to the issuance of the Senior Secured Notes, and its execution and delivery of the Senior Secured Note Indenture and the documents granting Liens (such documents, together with the Senior Secured Notes and the Senior Secured Note Indenture, the "Senior Secured Note Documents"); and

                  Whereas, the Borrower has further requested that the Lenders agree, subject to the conditions and on the terms set forth in this Amendment, to permit a Dividend from the proceeds of the Senior Secured Notes to pay interest on the Holding Notes, redeem or repurchase shares of Holding's capital stock and to amend certain provisions of the Credit Agreement; and

                  Whereas, the Lenders are willing to consent to the issuance of the Senior Secured Notes and to the payment of the Dividend and agree to amend the Credit Agreement, subject to the conditions and on the terms set forth herein;


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                  Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Holding, the Lenders and the Agent agree as follows:

                  1. CONSENT TO SENIOR SECURED NOTES AND DIVIDEND. By execution of this Amendment, each Lender hereby consents to (a) the Borrower and Holding incurring Indebtedness in the aggregate principal amount of up to $250,000,000 to be evidenced by the Senior Secured Notes substantially on the terms described on Schedule I and entering into the Senior Secured Note Documents, (b) the grant by Borrower of Liens on the collateral securing the Special Term Loan to secure the Senior Secured Notes; provided that the trustee under the Senior Secured
Note Indenture enters into an intercreditor agreement with the Agent on substantially the same terms as set forth in the Intercreditor Agreement, (c) to the use of the proceeds of the Senior Secured Notes to prepay, repay or redeem the Exchange Notes and the Special Term Loan in full, and (d) as long as no Default shall exist or be created by the payment, the payment of a Dividend by Borrower to Holding of up to $25,000,000 which may be used to pay accrued interest and/or principal on the Holding Notes and/or to redeem or repurchase shares of Holding's capital stock, all notwithstanding the restrictions contained in Sections 8.2, 8.3, 8.6 and 8.11 of the Credit Agreement.

                  2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and on the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower and Holding set forth in this Amendment, the Credit Agreement is hereby amended as follows:

                           2.1 Amendments to Definitions. Section 1.1 of the
Credit Agreement is amended as follows:

                           (a) The definition of "BTCo" is deleted in its entirety, and a new definition of "DBTCo" is inserted in proper alphabetical order, to read as follows:

                           "DBTCo." shall mean Deutsche Bank Trust Company Americas, in its individual capacity and its successors and assigns.

         and all references in the Credit Agreement to "BTCo" shall be replaced with "DBTCo".

                           (b) All references to "New Senior Note Documents" or "Special Term Loan Documents" in the definitions of "Change of Control" and "Fixed Charge Coverage Ratio" shall be deleted and "Senior Secured Note Documents" inserted in their place.

                           (c) The definition of "Expiration Date" is deleted in its entirety and replaced with the following:

                           "Expiration Date" shall mean the earlier of (i)
         April 7, 2006 and (ii) the date one month prior to the maturity date of the Holding Notes.

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                           (d) The definition of "Intercreditor Agreement" is
         deleted in its entirety and replaced with the following:

                           "Intercreditor Agreement" shall mean the
         Intercreditor Agreement dated as of March 24, 1998 by and among Fleet National Bank, in its capacity as the administrative agent for itself and any other lenders from time to time party to the Special Term Loan Agreement and the Agent, or, at any time after the issuance of the Senior Secured Notes, the Intercreditor Agreement by and between the trustee under the Senior Secured Note Indenture and the Agent.

                           (e) The following new definitions are inserted in proper alphabetical order:

                           "First Amendment" shall mean the First Amendment to Second Amended and Restated Credit Agreement dated as of May ____, 2002 by and among Holding, the Borrower, the Lenders and the Agent.

                           "First Amendment Effective Date" shall mean the date on which the First Amendment became effective in accordance with its terms.

                           "Senior Secured Note Documents" shall mean and include each of the documents and other agreements entered into by the Borrower and Holding (including without limitation the Senior Secured
         Note Indenture) relating to the issuance by Borrower of the Senior Secured Notes, as in effect on the First Amendment Effective Date and as the same may be entered into, modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

                           "Senior Secured Note Indenture" shall mean the Indenture, dated on or about the First Amendment Effective Date, entered into by and between the Borrower and Bank of New York, as trustee thereunder, as in effect on the First Amendment Effective Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms of this Agreement and such Indenture.

                           "Senior Secured Notes" shall mean the Borrower's [_____%] Senior Notes due in 2012, as in effect on the First Amendment Effective Date and the "exchange notes" on substantially the same terms issued in exchange therefore in accordance with the terms of the Senior Secured Note Indenture, as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms of this Agreement and the Senior Secured Note Indenture.

                           2.2 Amendment to Section 2.6(b). Section 2.6(b) is
amended to delete the reference to the "Special Term Loan Agreement" and to replace it with "Senior Secured Note Documents."

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                           2.3 Amendment to Section 6.21. Section 6.21 of the
Credit Agreement is amended to delete the references to "New Senior Note Documents" and the "Special Term Loan Agreement" and replace them with the "Senior Secured Note Documents."

                           2.4 Amendment to Section 8.2 (Liens). Clause (o) of
Section 8.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

                           "(o) Liens created by or pursuant to the Senior
Secured Note Documents encumbering only the assets of the Borrower described on Schedule B of the Intercreditor Agreement, and which do not encumber the Collateral."

                           2.5 Amendments to Section 8.3(Indebtedness). Section
8.3 of the Credit Agreement is amended to (i) delete clause (k) and replace it with the following:

                           "(k) Indebtedness under Interest Rate Agreements
relating to the Obligations and the "Obligations" defined in the Special Term Loan Agreement (whether or not such "Obligations" are then outstanding); provided that (i) such Interest Rate Agreements entered into by the Borrower are on terms satisfactory to the Agent and (ii) the outstanding exposure in connection therewith shall not exceed $8,000,000; and"

and (ii) add the following new clause (l), and to renumber clause (l) as clause
(m):

                           "(m) Indebtedness evidenced by the Senior Secured
Notes in an aggregate outstanding principal amount not to exceed $250,000,000."

                           2.6 Amendment to Section 8.5 (Investments). Clause
(m) of Section 8.5 of the Credit Agreement is deleted in its entirety and replaced with the following:

                           "(m) any Investments in addition to those contemplated by the foregoing clauses (a) through (l); provided that all Investments made pursuant to this clause (m) shall be permitted by the Senior Secured Note Documents and shall not exceed $10,000,000 at any time outstanding."

                           2.7 Amendment to Section 8.6 (Dividends, etc.).
Clause (y) of subsection 8.6(b)(iv)(C) of the Credit Agreement is deleted in its entirety and replaced with the following:

                           "(y) the Borrower would be permitted to make a Restricted Payment under, and as defined in, the Senior Secured Note Indenture in the amount of such Dividend, provided that the amount of any Dividend paid pursuant to this clause (b)(iv)(C) shall not exceed the Available Amount in effect immediately prior to the payment of such Dividend."

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                           2.8 Amendment to Section 8.11 (Limitation on
Voluntary Payments, etc.). Subsection 8.11(a) is deleted in its entirety and replaced with the following:

                           "a) the Borrower will not, and will not permit any of its Subsidiaries to: (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on or voluntary or optional redemption of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), exchange, purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any Existing Indebtedness (except as otherwise provided in Section 8.11(b)) or the Indebtedness described in Section 8.3(f) (provided that the proceeds from dispositions of assets of the Borrower and its Subsidiaries (including casualty and condemnation proceeds) may be used to prepay the Senior Secured Notes to the extent required by the Senior Secured Note Documents), (ii) amend or modify, or permit the amendment or modification of, any provision of (x) any such Indebtedness (other than Indebtedness incurred pursuant to the Senior Secured Notes or the Senior Secured Note Documents), (y) the Senior Secured Note Documents, the effect of which would be to change any of the covenants or defaults thereunder, shorten the weighted average life of the Senior Secured Notes, or allow the trustee under the Senior Secured Note Indenture or the Holders of the Senior Secured Notes to obtain or create Liens in assets of the Borrower other than real property, plant and equipment or
         (z) any provision of its Certificate of Incorporation or By Laws relating to any preferred or preference stock or the Shareholders' Agreement (without the consent of the Agent) or (iii) issue any preferred or preference stock."

                           2.9 Amendment to Section 9.1(d). Section 9.1(d) of
the Credit Agreement is amended to delete the references to the "New Senior Note Documents" and the "Special Term Loan Documents" and to replace them with the "Senior Secured Note Documents".

                   3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND HOLDING. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower and Holding represent and warrant to each Lender and the Agent that the following statements are true, correct and complete on the date hereof and will be true, correct and complete on the effective date of this
Amendment:

                           3.1 Power and Authority. Each of the Credit Parties
has all corporate power and authority to enter into this Amendment and the Senior Secured Note Documents and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment, the Credit Agreement as amended hereby and the Senior Secured Note Documents.

                           3.2 Corporate Action. The execution and delivery of
this Amendment and, as of the effective date of this Amendment, the Senior Secured Note Documents and the performance of the obligations of each Credit Party under or in respect thereof and of the Credit



                                     - 5 -


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Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Credit Parties.

                           3.3 No Conflict or Violation or Required Consent or
Approval. The execution and delivery of this Amendment and the Senior Secured Note Documents and the performance of the obligations of each Credit Party under or in respect of this Amendment, the Credit Agreement as amended hereby and the Senior Secured Note Documents do not and will not conflict with or violate (a) any provision of the articles or certificate of incorporation or bylaws or other governing documents of any Credit Party, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Credit Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person.

                           3.4 Execution, Delivery and Enforceability. This
Amendment, the Senior Secured Note Documents and the Credit Agreement as amended hereby have been duly executed and delivered by each Credit Party which is a party thereto and are the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights of creditors generally.

                           3.5 No Default or Event of Default. No event has
occurred and is continuing or will result from the execution and delivery of this Amendment or the issuance of the Senior Secured Notes that would constitute a Default or an Event of Default.

                           3.6 No Material Adverse Effect. No change or
development which has had or is reasonably expected to have a Material Adverse Effect has occurred and is continuing.

                           3.7 Representations and Warranties. Each of the
representations and warranties contained in the Credit Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

                   4. INTERCREDITOR AGREEMENT. By execution of this Amendment, each Lender hereby authorizes the Agent to enter into an Intercreditor Agreement with the trustee under the Senior Secured Note Indenture, containing substantially the same terms as the Intercreditor Agreement with respect to the Special Term Loan Agreement.

                   5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Borrower, Holdings and Required Lenders and only if and when each of the following conditions is satisfied:.

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                           5.1 No Default or Event of Default; Accuracy of
Representations and Warranties. No Default or Event of Default shall exist and each of the representations and warranties made by the Credit Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date).

                           5.2 Senior Secured Note Documents. The Borrower shall
have entered into the Senior Secured Note Documents, and issued the Senior Secured Notes, with terms no less favorable to the Borrower than those set forth on Schedule I hereto.

                           5.3 Intercreditor Agreement. The Agent and the
Trustee under the Senior Secured Note Indenture shall have executed and delivered the Intercreditor Agreement, on substantially the same terms as the Intercreditor Agreement in effect with respect to the Special Term Loan Agreement.

                           5.4 Fees. The Borrower shall have paid to the Agent
(a) the Extension Fee, for the ratable benefit of the Lenders, and (b) a consent fee in the amount of 0.125 % of the Commitment of each Lender which has executed and delivered this Amendment, for the benefit solely of such Lenders, and each of which fees shall be fully earned and non-refundable on the First Amendment Effective Date.

                           5.5 Opinion of Counsel. If required by the Agent, the
Borrower shall have delivered to the Agent opinion(s) of counsel in form and substance satisfactory to Agent and its counsel.

                           5.6 Expense Reimbursements. The Borrower shall have
paid all expense reimbursements due to the Agent pursuant to Section 11.10 of the Credit Agreement.

                   6. EFFECT OF THIS AMENDMENT. From and after the date on which this Amendment becomes effective, all references in the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Credit Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

                   7. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

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                   8. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Credit Document or any waiver thereof.

                   9. CATCHLINES AND COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by a duly authorized officer as of the date first above written.

                                        EARLE M. JORGENSEN HOLDING
                                        COMPANY, INC


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                        EARLE M. JORGENSEN COMPANY.


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________






                                      S-1



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                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS,
                                        as Agent


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS,
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________




                                       S-2



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                                        THE  CIT GROUP/BUSINESS CREDIT, INC.
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________





                                       S-3



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                                        CONGRESS FINANCIAL CORPORATION
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________







                                      S-4



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                                        FLEET CAPITAL CORPORATION,
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________





                                      S-5



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                                        FOOTHILL CAPITAL CORPORATION,
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________



                                      S-6



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                                        GMAC COMMERCIAL CREDIT, LLC,
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________




                                      S-7



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                                        LA SALLE NATIONAL BANK,
                                        as a Lender


                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________




                                      S-8



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                                        MANUFACTURERS BANK,
                                        as a Lender

                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________




                                      S-9



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                                        THE PROVIDENT BANK,
                                        as a Lender

                                        By:____________________________________
                                            Name:______________________________
                                            Title:_____________________________





                                      S-10



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                          TERMS OF SENIOR SECURED NOTES

Amount:                    Not to exceed $250,000,000

Maturity:                  10 years

Amortization:              None prior to maturity

Mandatory
Prepayments:               (i) with proceeds of the sale of (or casualty or
                           condemnation with respect to) Collateral securing the Senior Secured Notes (with certain exceptions); (ii) with proceeds of the sale of assets not securing the Senior Secured Notes to the extent such proceeds are not used to (x) reinvest in additional capital expenditures, (y) acquire additional properties or assets related to the Company's business (or make investments in entities which shall become Restricted
                           Subsidiaries) or (z) repay, repurchase or redeem senior debt (including permanent reductions of the Credit Facility) and (iii) in the event of a Change of Control

Voluntary
Prepayments:               Non-call for 5 years. Prepayable thereafter at
                           premiums which decline on an annual basis

                           Up to 35% of the Offering will be prepayable at a premium during the first three years after the Issue date with the proceeds of a public equity offering

Maintenance
Covenants:                 None

Incurrence
Covenants:                 substantially the same as the New Senior Note
                           Indenture

Collateral:                Substantially the same as the collateral securing the
                           Special Term Loan Agreement, including Equipment and motor vehicles and any general intangibles relating thereto (except intellectual property); certain real estate owned by the Borrower and all rents, issues and profits therefrom, a collateral account held by the trustee for only proceeds of other collateral described herein and any investments thereof, and books and records relating to the foregoing.